UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2023

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None*

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PRET	*
Series B Preferred Shares, par value $0.01 per share	PRETL	*
Series C Preferred Shares, par value $0.01 per share	PRETM	*
Series D Preferred Shares, par value $0.01 per share	PRETN	*

*	Pennsylvania Real Estate Investment Trust’s securities began trading exclusively on the over-the-counter market on December 16, 2022 under the symbols, PRET, PRETL, PRETM, and PRETN.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2023, Pennsylvania Real Estate Investment Trust (the “Trust”), PREIT Associates, L.P. and PREIT-RUBIN, Inc. (collectively with the Trust and PREIT Associates, L.P., the “Borrower”), Wilmington Savings Fund Society, FSB, as administrative agent, and the lenders that are signatories thereto entered into that certain Second Amendment to Amended and Restated First Lien Credit Agreement (the “Amendment”), which amends that certain Amended and Restated First Lien Credit Agreement, dated as of December 10, 2020 (as amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021, that certain First Amendment to the First Lien Credit Agreement, dated as of May 12, 2023 and the Amendment, the “First Lien Credit Agreement”).

Pursuant to the Amendment, certain of the First Lien Credit Agreement’s negative covenants were revised to enable the Borrower to (i) use up to $54 million of proceeds of the First Lien Credit Agreement’s secured first lien revolving credit facility (the “First Lien Revolving Facility”) to refinance certain outstanding indebtedness owed by PR North Dartmouth LLC that is secured by the Dartmouth Mall (the “Dartmouth Refinancing”), and (ii) use up to a certain amount of proceeds of the First Lien Revolving Facility to consummate a specified property acquisition (the “Specified Acquisition”), in each case, subject to certain conditions, including, but not limited to, that the Borrower must pay certain fees to the Administrative Agent for the account of the Lenders in connection with the consummation of the Dartmouth Refinancing and/or the Specified Acquisition, as applicable. The Amendment did not increase the Borrower’s maximum borrowing capacity or extend the December 10, 2023 maturity date under the First Lien Credit Agreement. Additionally, the Dartmouth Mall and/or the property acquired in the Specified Acquisition will become collateral under the First Lien Credit Agreement and the Second Lien Credit Agreement in connection with the Dartmouth Refinancing and/or the Specified Acquisition, to the extent consummated, as applicable.

On September 27, 2023, the Borrower borrowed $54 million for purposes of the Dartmouth Refinancing.

The First Lien Credit Agreement contains certain affirmative and negative covenants and other terms that remain unchanged under the Amendment. All capitalized terms used in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the First Lien Credit Agreement. The description above is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Second Amendment to the Amended and Restated First Lien Credit Agreement, dated as of September 27, 2023, by and among PREIT Associates, L.P., PREIT-RUBIN, Inc., Pennsylvania Real Estate Investment Trust, Wilmington Savings Fund Society, FSB, as administrative agent and the and the lender signatories thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*

A certain schedule to this exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Trust hereby undertakes to furnish supplemental copies of the omitted schedule upon request by the U.S. Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: October 3, 2023	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel